EXHIBIT (a)(8)

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Schedule TO of our report dated March 26, 2009 with respect to our audits of the consolidated financial statements and financial statement schedule of Colonial Commercial Corp., as of December 31, 2008 and 2007 and for each of the years then ended, included in the Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 27, 2009.

/s/ Eisner LLP
New York, New York
July 7, 2009